Exhibit 99.1

CNET Networks Regains Compliance With Nasdaq Listing Requirements

SAN FRANCISCO, Jan. 31, 2007 – CNET Networks, Inc. (NASDAQ:CNET) today announced that the Nasdaq Listing Qualifications Panel has formally notified the company that it has demonstrated compliance with all Nasdaq Marketplace Rules related to continued listing on The Nasdaq Global Select Market.

As previously announced, CNET Networks was not in compliance with Nasdaq listing requirements because of its failure to timely file with the Securities and Exchange Commission its quarterly reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006, and any necessary restatements of its prior financial statements.

On January 29, 2007, CNET Networks filed with the Securities and Exchange Commission an amended annual report on Form 10-K/A for the year ended December 31, 2005, an amended quarterly report on Form 10-Q/A for the quarter ended March 31, 2006, and quarterly reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006.

About CNET Networks, Inc.

CNET Networks, Inc. (Nasdaq:CNET - News; www.cnetnetworks.com) is an interactive media company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food, and parenting. The Company’s leading brands include CNET, GameSpot, TV.com, MP3.com, Webshots, CHOW, ZDNet and TechRepublic. Founded in 1993, CNET Networks has a strong presence in the US, Asia, and Europe.

CONTACT: CNET Networks, Inc.

Cammeron McLaughlin, 415-344-2844

cammeron.mclaughlin@cnet.com

SOURCE: CNET Networks, Inc.